                                                                     EXHIBIT 1c

                         TRANSAMERICA INVESTMENT TRUST

                     AMENDMENT TO THE DECLARATION OF TRUST




         AMENDMENT TO DECLARATION OF TRUST TO: (1) change the name of the Trust; and (2) change the name of Transamerica Growth and Income Fund, the only presently outstanding series of shares of the Trust.


                                       I.

         Pursuant to Article XI, Section 11.3(a) of the Declaration of Trust, each of the undersigned hereby executes this instrument in connection with a change in the name of the Trust and for that purpose adopts the following resolution:

         RESOLVED, that pursuant to Article XI, Section 11.3 of the Declaration of Trust, the name of the Trust is hereby changed to "John Hancock Investment Trust".


                                      II.

         Pursuant to Article VI, Section 6.9 and Article XI, Section 11.3 of the Declaration of Trust, each of the undersigned hereby executes this certificate in connection with the change of name of Transamerica Growth and Income Fund, the only presently outstanding series of shares of the Trust, and for that purpose adopts the following resolution:

         RESOLVED, that pursuant to Article VI, Section 6.9 and Article XI,
Section 11.3 of the Declaration of Trust, the name of Transamerica Growth and Income Fund, the only presently outstanding series of shares of said Trust, is thereby changed to "John Hancock Growth and Income Fund".

         IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed this 16th day of December, 1994.


/s/ R. Trent Campbell                           /s/ Thomas R. Powers
------------------------------                  -------------------------------
R. Trent Campbell, as Trustee                   Thomas R. Powers, as Trustee
5005 Riverway, Ste #240                         1000 Louisiana
Houston, TX   77027                             Houston, TX   77002


/s/ Mrs. Lloyd Bentsen                          /s/ Thomas B. McDade
------------------------------                  -------------------------------
Mrs. Lloyd Bentsen, as Trustee                  Thomas B. McDade, as Trustee
1810 Kalorama Square, N.W.                      5276 Cedar Creek
Washington, D.C.   20008                        Houston, TX   77056


/s/ William H. Cunningham                       /s/ Leo E. Linbeck, Jr.
------------------------------                  -------------------------------
William H. Cunningham, as Trustee               Leo E. Linbeck, Jr., as Trustee
601 Colorado Street                             P.O. Box 22500
O'Henry Hall                                    Houston, TX   77027
Austin, TX   78701


                         TRANSAMERICA INVESTMENT TRUST


         AMENDMENT TO DECLARATION OF TRUST TO: (1) Designate and classify Class A Shares and Class B Shares of certain Series of the Trust; (2) provide that such Class A Shares and Class B Shares shall be identical in all substantive respects, as set forth in and pursuant to the Declaration of Trust (as amended), except as to the separate bearing of certain distribution expenses; and (3) redesignate and reclassify, without further act, all Shares of beneficial interest of certain Series issued and outstanding on or before the effective date of this Amendment to Declaration of Trust filed with the Commonwealth of Massachusetts as Class A Shares (but with no change in liquidation, net asset value, dividend, voting or any other rights of such Shares).

                                       I.

         Pursuant to Article VI, Section 6.9 and Article XI, Section 11.3 of the Declaration of Trust (as amended), each of the undersigned hereby executes this certificate in connection with the designation and classification of Class A Shares and Class B Shares of certain Series of the Trust and certain terms and provisions thereof relating to the separate bearing of certain distribution expenses, and redesignating issued and outstanding Shares of such Series as Class A Shares, and for those purposes adopts the following resolutions:

         RESOLVED, that pursuant to prior authorization of the Trustees and approval by shareholders the Trustee and pursuant to Article VI, Section 6.9 and Article XI, Section 11.3 of the Declaration of Trust (as amended), each of the Series of Shares of the Trust may be represented by Class A Shares and Class B Shares of such Series, with such Class A and Class B shares to be identical in all substantive respects except that (a) expenses related directly or indirectly to the distribution of Shares of each Class may be borne solely by such Class, and (b) the bearing of expenses solely by a Class shall be appropriately reflected (in the manner and for the duration determined by the Trustees, including, without limitation, automatic conversion of Class B shares to Class A shares upon satisfaction of contingent deferred sales charges relating to such Class B shares) in the net asset value, dividends and liquidation rights of the shares of such Class; and

         RESOLVED, that pursuant to authority expressly vested in the Trustees of the Trust by Article VI, Section 6.9, of the Declaration of Trust (as amended), the Trustees hereby create, divide and classify, and provide for the issuance of, Class A Shares and Class B Shares of the Trust with respect to certain Series of shares of the Trust, as follows:


Series
------
Transamerica Growth and Income Fund

Class                                                No. of Shares Authorized
-----                                                ------------------------
Class A Shares                                       Unlimited
Class B Shares                                       Unlimited

; and

         RESOLVED, that except as hereinabove set forth with respect to bearing of expenses and appropriate related matters (in the manner and for the duration determined by the Trustees, including, without limitation, automatic conversion of Class B shares to Class A shares upon satisfaction of contingent deferred sales charges relating to such Class B shares), the terms of the Class A Shares and Class B Shares of the above-listed Series shall be as provided in the Declaration of Trust or an Amendment thereto or other appropriate constituent document of the Trust; and be it

         RESOLVED, that all shares of beneficial interest of each above-listed Series issued and outstanding on or before the effective date of this Amendment to Declaration of Trust filed with the Commonwealth of Massachusetts shall be redesignated and reclassified, without further act, as Class A Shares of such Series (but with no change in liquidation, net asset value, dividend, voting or any other rights of such Shares).

         IN WITNESS WHEREOF, the undersigned have caused this Certificate of Amendment to be executed this 5 day of June, 1991.

/s/ Thomas R. Powers                      /s/ Thomas B. McDade
---------------------------------         -----------------------------
Thomas R. Powers, as Trustee              Thomas B. McDade, as Trustee
1000 Louisiana                            5276 Cedar Creek
Houston, Texas   77002                    Houston, Texas   77056

/s/ Leo E. Linbeck, Jr.                   /s/ R. Trent Campbell
---------------------------------         -----------------------------
Leo E. Linbeck, Jr., as Trustee           R. Trent Campbell, as Trustee
P.O. Box 22500                            5005 Riverway, Suite #240
Houston, Texas   77027                    Houston, Texas   77027

/s/ William H. Cunningham                 /s/ Mrs. Lloyd Bentsen, Jr.
---------------------------------         -----------------------------
William H. Cunningham, as Trustee         Mrs. Lloyd Bentsen, Jr.
P.O. Box T                                1810 Kalorama Square, N.W.
Austin, Texas   78713                     Washington, D.C.   20008